SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2007
S1 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

705 Westech Drive, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 923-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and
     Instruction 2 to Rule 14d-2(b)(2)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (d) On April 13, 2007, S1 Corporation (the “Company”) appointed Edward Terino to the Board of Directors of the Company.
     Mr. Terino (age 53) is the Co-Chief Executive Officer and Chief Financial Officer of Arlington Tankers Ltd. (NYSE: ATB), an international publicly traded seaborne transporter of crude oil and petroleum products based in Bermuda. From September 2001 to June 2005, Mr. Terino served as a Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Art Technology Group, Inc. (NASD: ARTG). Mr. Terino currently sits on the Board of Directors of Celerity Solutions, Inc. (PINK SHEETS: CLTY.PK).
     There is no arrangement or understanding between Mr. Terino and any other persons pursuant to which he was appointed as a director of the Company. The Company intends to enter into an indemnification agreement with Mr. Terino, in the same form as filed by the Company on November 14, 2006 on Form 8-K, which agreement is hereby incorporated by reference herein.
     Mr. Terino has not been appointed to any committee of the Board of Directors. Mr. Terino will stand for re-election for a three year term at the Company’s 2007 annual meeting.
     The press release announcing the appointment of Mr. Terino to the Company’s Board of Directors, a copy of which is attached hereto as Exhibit 99.1, is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press release of S1 Corporation dated April 16, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)
/s/ John A. Stone
John A. Stone
Chief Financial Officer

Date: April 16, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of S1 Corporation dated April 16, 2007